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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-52952, 333-69653, 333-56237, 333-20999,
333-109010, 333-53359, and 333-46647) and Form S-8 (Nos. 333-52957, 333-28427,
333-14243) of Brandywine Realty Trust of our report dated June 18, 2004, relating to the financial statements and financial statement schedules, which appears in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 18, 2004